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   [LETTERHEAD AND LOGO OF DALE MATHESON CARR-HILTON CHARTERED ACCOUNTANTS]

                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of LML Payment Systems Inc. (the "Company") for the registration of 2,500,000 shares of its common stock pertaining to its 1998 Stock Incentive Plan and the 1996 Stock Option Plan (the "Plans"), of our report dated June 28, 2000 with respect to the financial statements of the Company included in its Annual Report on Form 20-F dated September 29, 2000, filed with the Securities and Exchange Commission.



                                              /s/ Dale Matheson Carr-Hilton
Vancouver, B.C.
November 6, 2000                                      CHARTERED ACCOUNTANTS